Exhibit 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson President of Investments/CFO Team Financial, Inc. (800) 880-6262 Extension 305 mike.gibson@teamfinancialinc.com http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly and Annual Results

Net income for the year $4.7 million, up 33%
Diluted income per share for the year $1.13, up 28%
Strong commercial loan growth of 17%

PAOLA, Kansas, February 6, 2003 –Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $961,000, or $.24 basic and $.23 diluted income per share, for the three months ended December 31, 2002, an increase of 4%, compared to $921,000, or $.22 basic and diluted income per share, for the three months ended December 31, 2001.  Net income for the year ended December 31, 2002 was $4,706,000, or $1.14 basic and $1.13 diluted income per share, an increase of 33%, compared to $3,534,000, or $.89 basic and $.88 diluted income per share, for the year ended December 31, 2001.

During the fourth quarter, the Company completed the acquisition of The Quarles Agency, Inc. insurance agency, a 25-year old agency with approximately $5,000,000 in gross annual revenues.  Through the insurance agency, the Company offers a full complement of employee benefit insurance and property and casualty coverage to both businesses and individuals.  These services will complement the Company’s brokerage, trust, mortgage and corporate banking products and services.

The Company continues to solidify its position as a strong small to mid-sized business lender in the metropolitan areas of Kansas City; Omaha, Nebraska; and Colorado Springs, Colorado.  This continued emphasis generated a $27.7 million, or 17% increase in commercial loans to $191.4 million at December 31, 2002, compared to $163.7 million at December 31, 2001, despite selling $3.0 million in commercial loans with the sale of two branch locations during the second quarter.

The Company’s allowance for loan losses as a percent of total loans increased to 1.35% of total loans at December 31, 2002, compared to 1.23% of total loans at December 31, 2001.  Net charge-offs were $1,231,000, for the year ended December 31, 2002, or .37% of average total loans, compared to $1,336,000 in net charge-offs for the year ended December 31, 2001 or .39% of average total loans.  The Company’s allowance for loan losses as a percent of non-performing loans was 100.76% at December 31, 2002, compared to 118.83% at December 31, 2001.  Non-performing assets as a percent of total assets were .97% at December 31, 2002, compared to ..81% of total assets at December 31, 2001.

The Company’s net interest income decreased $506,000, or 10% to $4.8 million, compared to $5.3 million for the same three months ended December 31, 2001.  The decrease was the result of a decrease in net interest margin to 3.43% for the three months ended December 31, 2002, compared to 3.89% for the three months ended December 31, 2001.  For the year ended December 31, 2002 net interest income increased $1.3 million, or 7%, to $20.7 million, compared to $19.4 million for the same year ended a year ago.  The increase in net interest income was largely attributable to the net interest income from the operations of Colorado Springs National Bank, acquired in the third quarter of 2001.

Non-interest income increased $674,000, or 29%, to $3.0 million for the three months ended December 31, 2002, compared to $2.3 million for the three months ended December 31, 2001.  Non-interest income increased $2.2 million, or 28%, to $10.1 million for the year ended December 31, 2002, compared to $7.9 million for the same period a year ago.  The respective increases were primarily contributed from the robust mortgage origination and sales.  The insurance agency acquisition contributed $324,000 to non-interest income for the three months and year ended December 31, 2002.

Non-interest expense was $5.9 million for the three months ended December 31, 2002, an increase of $143,000, or 3%, compared to $5.8 million for the three months ended December 31, 2001.  Non-interest expense was $22.3 million for the year ended December 31, 2002, an increase of $1.4 million, or 7%, from $20.9 million for the same period a year ago.  Contributing to the increase for the respective three months and year ended was $329,000 and $1.5 million in non-interest expense from the operations of Colorado Springs National Bank acquired in the third quarter of 2001, and from the operations of the insurance agency acquired in fourth quarter of 2002.  Net of the operations of the acquired bank and insurance agency, non-interest expense decreased $186,000 for the three months ended December 31, 2002, and decreased $142,000 for the year ended December 31, 2002, compared to the respective periods ended December 31, 2001.

The Company adopted the provisions of SFAS 142 Goodwill and Other Intangible Assets, effective January 1, 2002 and accordingly discontinued the amortization of goodwill.  On a pro forma basis, excluding the effects of goodwill amortization, net income would have been $1,011,000, or $.24 per basic and diluted income per share for the three months ended December 31, 2001 and $3,888,000 million, or $.97 per basic and $.96 diluted income per share for the year ended December 31, 2001.

Team Financial, Inc. is a financial services company with $656 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries
Consolidated Statements of Financial Condition
(In Thousands)
(Unaudited)

	December 31, 2002	December 31, 2001
ASSETS
Cash and due from banks	$18,298	$19,513
Federal funds sold and interest bearing bank deposits	17,260	19,382
Cash and cash equivalents	35,558	38,895

Investment securities
Available for sale, at fair value (amortized cost of $218,037 and $203,528 at December 31, 2002 and December 31, 2001, respectively)	224,052	204,651
Total investment securities	224,052	204,651

Loans receivable, net of unearned fees	340,986	357,080
Allowance for loan losses	(4,611)	(4,392)
Net loans receivable	336,375	352,688

Accrued interest receivable	4,053	5,332
Premises and equipment, net	12,219	11,319
Assets acquired through foreclosure	1,770	1,572
Goodwill	14,407	12,010
Intangible assets, net of accumulated amortization	6,233	5,535
Bank owned life insurance policies	16,968	16,187
Other assets	4,234	2,121

Total assets	$655,869	$650,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Checking deposits	$172,886	$163,617
Savings deposits	31,212	36,336
Money market deposits	54,485	51,117
Certificates of deposit	197,022	236,681
Total deposits	455,605	487,751
Federal funds purchased and securities sold under agreements to repurchase	4,401	10,386
Federal Home Loan Bank advances	112,331	74,438
Notes payable	6,455	9,645
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	15,525	15,525
Accrued expenses and other liabilities	9,724	7,195

Total liabilities	604,041	604,940

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,442,210 and 4,414,142 shares issued; 4,107,627 and 4,179,242 shares outstanding at December 31, 2002 and December 31, 2001, respectively	27,393	27,144
Capital surplus	211	68
Retained earnings	23,290	19,493
Treasury stock, 334,583 and 234,900 shares of common stock at cost at December 31, 2002, and December 31, 2001, respectively	(3,034)	(2,056)
Accumulated other comprehensive income	3,968	721

Total stockholders’ equity	51,828	45,370

Total liabilities and stockholders’ equity	$655,869	$650,310

Team Financial, Inc. And Subsidiaries
Consolidated Statements of Operations
(Dollars In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31		Years Ended December 31
	2002	2001	2002	2001
Interest Income:
Interest and fees on loans	$6,044	$7,469	$25,890	$30,045
Taxable investment securities	2,358	2,271	10,020	8,247
Nontaxable investment securities	219	229	889	1,032
Other	54	108	270	626

Total interest income	8,675	10,077	37,069	39,950

Interest Expense:
Deposits
Checking deposits	203	287	993	1,681
Savings deposits	100	193	493	567
Money market deposits	218	244	939	1,249
Certificates of deposit	1,624	2,842	7,803	13,601
Federal funds purchased and securities sold under agreements to repurchase	12	41	65	223
FHLB advances payable	1,280	689	4,256	1,929
Notes payable	64	101	325	717
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	377	377	1,508	590

Total interest expense	3,878	4,774	16,382	20,557

Net interest income before provision for loan losses	4,797	5,303	20,687	19,393

Provision for loan losses	688	540	1,434	1,435

Net interest income after provision for loan losses	4,109	4,763	19,253	17,958

Non-Interest Income:
Service charges	920	989	3,677	3,644
Trust fees	156	136	595	554
Insurance agency revenue	324	—	324	—
Gain on sales of mortgage loans	901	503	2,364	1,762
Gain on sales of investment securities	3	—	72	6
Gain on sale of branch assets	—	—	452	—
Other	663	665	2,680	1,958

Total non-interest income	2,967	2,293	10,164	7,924

Non-Interest Expenses:
Salaries and employee benefits	3,110	3,004	11,850	10,572
Occupancy and equipment	639	602	2,368	2,312
Data processing	471	489	1,910	1,754
Professional fees	234	203	1,073	1,111
Marketing	65	78	267	277
Supplies	93	104	368	368
Goodwill amortization	—	90	—	354
Intangible asset amortization	399	340	1,069	866
Conversion	—	97	6	246
Other	919	780	3,381	3,026

Total non-interest expenses	5,930	5,787	22,292	20,886

Income before income taxes	1,146	1,269	7,125	4,996

Income taxes	185	348	2,419	1,462

Net income	$961	$921	$4,706	$3,534

Shares applicable to basic income per share	4,070,453	4,179,242	4,145,820	3,989,098

Basic income per share	$0.24	$0.22	$1.14	$0.89

Shares applicable to diluted income per share	4,091,106	4,226,492	4,165,400	3,996,327

Diluted income per share	$0.23	$0.22	$1.13	$0.88

Team Financial, Inc. And Subsidiaries

Selected Ratios and Other Data

(Unaudited)

	As of and For Three Months Ended December 31		As of and For The Years Ended December 31
Selected Data	2002	2001	2002	2001

Performance Ratios

Return On Average Assets	0.59%	0.58%	0.71%	0.64%

Return On Average Equity	7.49%	7.89%	9.57%	8.10%

Average Equity To Average Assets	7.87%	7.34%	7.45%	7.85%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.43%	3.89%	3.76%	3.95%

Efficiency Ratio(1)	76.38%	76.18%	73.33%	76.46%

Book Value Per Share	$12.62	$10.86

Tangible Book Value Per Share	$7.59	$6.84

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	1.34%	1.04%

Non Performing Assets As A Percent Of Total Assets	0.97%	0.81%

Allowance For Loan Losses As A Percent Of Total Loans	1.35%	1.23%

Allowance For Loan Losses As A Percent Of Non Performing Loans	100.76%	118.83%

(1)  Excludes the gain on sale of branch assets of $452,000